For the semi-annual period ended (a) 12/31/96
File number (c)811-6334

                          SUB-ITEM 77 D


         Policies with Respect to Securities Investments

     On   October   30,  1996,  the   Shareholders
approved   an   investment   policy   modification
eliminating  the  Fund's  fundamental   investment
restriction relating to investment in securities of unseasoned issuers, as described in the Fund's proxy statement.





























n-sar/bgit-97/77d